As filed with the Securities and Exchange Commission on May 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	39-2072586
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Natalie Bogdanos, Esq.

General Counsel and Corporate Secretary

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos, Esq.

Wesley C. Holmes, Esq.

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, MA 02116

(617) 948-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-228626

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	—	—
Warrants	—	—
Units	—	—
Total	$15,993,200	$2,075.92

(1)

The Registrant previously registered an aggregate of $100,0000,000.00 of Common Stock, Preferred Stock, Debt Securities, Warrants and Units on a Registration Statement on Form S-3 (File No. 333-228626), as amended, which was declared effective on December 13, 2018 (the “Related Registration Statement”), and for which a filing fee of $12,120.00 was previously paid. As of the date hereof, a balance of $79,966,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of Common Stock, Warrants and Units, having a proposed maximum aggregate offering price of $15,993,200 is hereby registered.

(2)	The registration fee has been calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement relates to the public offering of Common Stock, Warrants and Units of ContraFect Corporation (the “Registrant”) contemplated by the Registration Statement on Form S-3, as amended (File No. 333-228626), initially filed with the SEC by the Registrant on November 30, 2018 (as amended, the “Related Registration Statement”), pursuant to the Securities Act, which was declared effective by the SEC on December 13, 2018. The contents of the Related Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of securities to be offered in the public offering by $15,993,200. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Related Registration Statement.

The required opinion and consents are listed in Part II, Item 16 of this Registration Statement and filed herewith.

PART II

Information Not Required in Prospectus

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, and all other exhibits previously filed as exhibits to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-228626), are incorporated by reference into, and shall be deemed to be a part of, this filing.

Exhibit Number	Description of Exhibit

5.1(1)	Opinion of Latham & Watkins LLP

23.1(2)	Consent of Latham & Watkins LLP

23.2	Consent of Independent Registered Public Accounting Firm

24.1(3)	Powers of Attorney

(1)

Previously filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-228626), initially filed with the Securities and Exchange Commission on November 30, 2018 and incorporated by reference herein.

(2)

Previously filed (included in Exhibit 5.1) with the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-228626), initially filed with the Securities and Exchange Commission on November 30, 2018 and incorporated by reference herein.

(3)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-228626), initially filed with the Securities and Exchange Commission on November 30, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, New York, on this 21st day of May, 2020.

CONTRAFECT CORPORATION

By:	/s/ Roger J. Pomerantz, M.D., F.A.C.P.
Roger J. Pomerantz
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Roger J. Pomerantz, M.D., F.A.C.P.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 21, 2020
Roger J. Pomerantz, M.D., F.A.C.P.

/s/ Michael Messinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 21, 2020
Michael Messinger

*	Director	May 21, 2020
Sol J. Barer, Ph.D.

*	Director	May 21, 2020
Steven C. Gilman, Ph.D.

*	Director	May 21, 2020
David N. Low, Jr., M.B.A.

*	Director	May 21, 2020
Michael J. Otto, Ph.D.

*	Director	May 21, 2020
Cary W. Sucoff, J.D.

*By:	/s/ Michael Messinger
Michael Messinger
Attorney-in-fact